UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2023

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2023, the Board of Directors of Bed Bath & Beyond Inc. (the “Company”) appointed Holly Etlin as the Company’s Interim Chief Financial Officer. Laura Crossen, who has acted as the Company’s Interim Chief Financial Officer since September 5, 2022, will resume her role as the Company’s Senior Vice President of Finance and Chief Accounting Officer and continue as the Company’s principal financial officer and principal accounting officer.

Ms. Etlin has over 30 years of experience in providing turnaround services for companies in the retail, distribution, and consumer products industries, including her service as Chief Restructuring Officer at Tailored Brands, Inc. from July 2020 to January 2021. Ms. Etlin has served as a Partner & Managing Director of AlixPartners since January 2007. AlixPartners provides various consulting services to the Company.

Ms. Etlin does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Other than as disclosed herein, the Company is not aware of any related transactions or relationships between Ms. Etlin and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Etlin and any other person pursuant to which Ms. Etlin was selected as an officer of the Company.

Item 7.01	Regulation FD Disclosure.

On February 6, 2023, the Company issued a press release announcing the launch of an underwritten public offering (the “Offering”) of (i) shares of the Company’s Series A convertible preferred stock (the “Series A Convertible Preferred Stock”), (ii) warrants to purchase shares of Series A Convertible Preferred Stock and (iii) warrants to purchase the Company’s common stock. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed or as to the actual size or terms of the offering. The Company expects to raise approximately $225 million in the Offering together with an additional approximately $800 million through the issuance of securities requiring the holder thereof to exercise warrants to purchase shares of Series A Preferred Stock in future installments assuming certain condition are met. The Company cannot give any assurances that it will receive any or all of the proceeds of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company entered into certain confidentiality agreements pursuant to which the Company agreed to publicly disclose certain information, including material non-public information thereunder (the “Cleansing Materials”), upon the occurrence of certain events set forth in such NDAs. A copy of the Cleansing Materials is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Recent Developments

On January 27, 2023, the Company received formal notice of full compliance from the Listing Qualifications Staff of The Nasdaq Stock Market LLC. The notice indicated that, based on the January 26, 2023 filing of the Company’s Form 10-Q for the period ended November 26, 2022, it fulfilled the periodic filing requirement set forth in Nasdaq Listing Rule 5250(c)(1).

Additional Disclosures

In connection with the Offering, the Company disclosed certain information related to the Company, attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

On or around January 13, 2023, certain events of default were triggered under the Company’s Amended and Restated Credit Agreement, dated as of August 9, 2021 (the “Credit Agreement”), consisting of a $1.130 billion asset-based revolving credit facility (the “ABL Facility”) and a $375 million first-in-last-out term loan credit facility (the “FILO Facility”), as a result of the Company’s failure to prepay an over-advance and satisfy a financial covenant, among other things. As a result of the continuance of such events of default, on January 25, 2023, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) under the Company’s Credit Agreement, sent a notice of acceleration and default interest to the Company.

Concurrently with the closing of the Offering, the Company will enter into a waiver and amendment (the “Amendment”) to the Credit Agreement (as amended by the Amendment, the “Amended Credit Agreement”), with certain of the Company’s US and Canadian subsidiaries party thereto, the Administrative Agent, Sixth Street Specialty Lending, Inc., as FILO agent (the “FILO Agent”), and the lenders party thereto. Pursuant to the Amendment, the lenders are agreeing to (i) waive any outstanding defaults or events of default under the existing Credit Facilities and (ii) rescind the implementation of the acceleration of obligations under the existing Credit Facilities, the requirement to cash collateralize letters of credit obligations under the existing Credit Facilities and the default interest on the outstanding obligations under the existing Credit Facilities.

The Amendment will (i) decrease the total revolving commitment from $1.13 billion to $565 million, (ii) result in an outstanding principal amount of $428,897,500 as a result of the call protection being capitalized as principal to the Initial FILO Loan and (iii) provide for an additional $100 million of FILO loans (the “New FILO Loan” and together with the Initial FILO Loan, the “FILO Facility”, and together with the ABL Facility, the “Credit Facilities”), as well as other amendments, modifications or supplements to certain other terms and provisions as more specifically contemplated by the Amendment. In connection with the New FILO Loan and the entry into the Amendment, the Company will pay certain customary fees to the applicable lenders. Under the Amendment, the interest rate margin on revolving loans will increase by 1.00% per annum across all levels of the pricing grid and the interest rate of the New FILO Loan is set at the same rate as existing Initial FILO Loan. The Amended Credit Agreement will also include call protection upon the prepayment of the FILO loans under certain circumstances.

Under the Amendment, the Company will be required to apply all net cash proceeds received from the New Filo Loan and the Offering to repay outstanding revolving loans under the ABL Facility. The Company will be able to continue to borrow under its ABL Facility subject to availability thereunder. Pursuant to the Amended Credit Agreement, the Company will be required to use proceeds from certain dispositions of assets and subsequent equity offerings to pay down outstanding borrowings under the Credit Facilities. In addition, the Amended Credit Agreement will provide for certain additional operational covenants and reporting obligations.

Entry into the Amendment is conditioned on the closing of the Offering. There can be no assurances that we will enter into the Amendment on the terms described herein or at all.

The foregoing description of the Amendment (including the Amended Credit Agreement) does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (including the Amended Credit Agreement), which, if entered into, will be filed as an exhibit to a Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains a number of forward-looking statements. Words such as “expect,” “will,” “working,” “plan” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s beliefs and expectations relating to the closing of the Company’s anticipated Offering and the anticipated use of proceeds of the Offering. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainties related to market conditions and the completion of Offering on the anticipated terms or at all, the Company’s ability to use proceeds from the Offering to pay down outstanding debt obligations and operate its business; risks related to the failure to consummate the Offering, which the Company expects will likely force it to file for bankruptcy protection; the Company’s ability to regain access to its credit agreement; the Company’s ability to deliver and execute on its turnaround plan; the Company’s potential need to seek additional strategic alternatives, including restructuring or refinancing of its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; the Company’s ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding the Company’s ability to continue as a going concern; and the Company’s ability to increase cash flow to support the Company’s operating activities and fund its obligations and working capital needs, and the other risk factors described in the Company’s filings with the SEC, including the factors set forth under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 26, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended November 26, 2022 and Exhibit 99.3 to this Current Report on Form 8-K. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated February 6, 2023

99.2	Cleansing Materials

99.3	Additional Disclosures

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC. (Registrant)
Date: February 6, 2023
	By:	/s/ David M. Kastin
	By:	David M. Kastin
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary